EXHIBIT 23.3

Charles W. Barkley
Attorney at Law

6201 Fairview Road, Suite 200 Charlotte, NC 28210 cwbarkley@gmail.com skype: cbarkley2	(704) 944-4290 (704) 944-4280 (Fax)

February 19, 2013

ORO Capital Corporation, Inc.
23 Dassan Island Drive
Plettenburg Bay 6600 South Africa

Re:           Legal  Consent

Ladies and Gentlemen:

I hereby consent to the inclusion of my name in the Amendment Number 1 to the Registration Statement of ORO Capital Corporation filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Charles W. Barkley

Charles W. Barkley

CWB/js